EXHIBIT 10.2

December 11, 2012

Mr. Howard M. Lorber
Vector Group Ltd.
100 SE 2nd Street; 32nd Floor
Miami, FL 33131

Dear Howard:

This letter agreement constitutes an amendment to the Restricted Share Award Agreement (the "Agreement"), dated as of April 7, 2009, by and between Vector Group Ltd., a Delaware corporation (together with its successors and assigns, the "Company"), and Howard M. Lorber (the "Executive"). The Company and Executive hereby amend the Agreement such that the Award Shares scheduled to vest on September 15, 2013 and September 15, 2014 will now vest on December 11, 2012.

This letter agreement constitutes an amendment to and a modification of the Agreement and shall for all purposes be considered a part of the Agreement. Except as amended hereby, the Agreement is confirmed and ratified in all respects and shall remain in full force and effect.

Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.

Very truly yours,

VECTOR GROUP LTD.

By: /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

The foregoing letter agreement
is consented and agreed to as
of the date first above written.

By: /s/ Howard M. Lorber
Howard M. Lorber